UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 17, 2011
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

Release of drill results by Northern Graphite Corporation (“Northern”)

On May 17, 2011 Northern, in which the Company owns 9,750,000 common shares representing a 31.5% interest, announced the results of a 51 hole, 2,927 meter drilling program on its Bissett Creek graphite project.   All 51 holes intersected widespread graphite mineralization, with 50 of the 51 holes containing widths and graphitic carbon (“Cg”) grades similar to those within the current resource model.  As a result, the deposit has been significantly enlarged and remains open along strike to the north and south, and down dip to the east.  The objectives of the program were to confirm the results of historical drilling, upgrade some of the existing inferred resources to indicated, expand the resource, and demonstrate the potential to significantly increase production in the future if warranted by graphite demand.

The current resource estimate is based on approximately 8,400m of drilling in 242 holes. The recent program will be included in an updated resource estimate currently being completed as part of a pre-feasibility study. The drill program was designed to upgrade the existing resource such that the pre-feasibility study can evaluate the economics of at least 20 years of operation based on indicated resources alone. However, the Bissett Creek graphite deposit has a flat lying, tabular nature with good continuity between drill holes and there is a relatively high degree of confidence that inferred resources can be upgraded with additional drilling.  SGS, Metchem and Knight Piesold are expected to complete the PFS within three months.

Mineral resources are not mineral reserves and do not have demonstrated economic viability. The preliminary assessment on the Bissett Creek project includes inferred resources which are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. Furthermore, there is no certainty that the results projected in the preliminary assessment will be realized and actual results may vary substantially.

A complete list of drill results, a location map and a copy of the press release are available on the Northern Graphite website at www.northerngraphite.com.

Bissett Creek 2010 Drilling Program- Composite Summary Highlights (based on a 1.5% cutoff)

Hole	From (M)	To (M)	Width (M)	Cg%	Hole Type
BC-10-03	30	54	24	1.95	south expansion
BC-10-04	18	33	15	2.69	south expansion
	56.9	80	23.1	2.62
BC-10-05	54	76.3	22.2	2.97	south expansion
BC-10-07	35.6	51	15.4	1.9	South-east expansion
BC-10-08	27	45	18	2.03	South-east expansion
BC-10-09	21	45	24	2.43	South-east expansion
BC-10-10	44.6	48	33.4	2.87	South-east expansion
BC-10-11	36.4	51	14.6	3.45	South-east expansion
BC-10-13	8	46.7	38.7	2.49	infill
BC-10-14	33.25	50.95	17.7	3.18	infill
BC-10-18	38.5	60	21.5	2.33	infill
BC-10-24	21	51	30	2.69	North expansion
BC-10-25	1.5	38.2	36.7	2.33	North expansion
BC-10-28	24	60	36	2.35	North expansion
BC-10-34	1.7	30	28.3	1.92	North expansion
BC-10-35	33.35	57	23.65	2.44	North expansion
BC-10-36	51.7	69	17.3	2.91	North expansion
SGS-2010-03	6	33	27	2.16	Infill-twin
SGS-2010-03B	12	34.2	22.2	2.54	Infill-twin

SGS-2010-04	17.6	41.8	24.2	3.23	Infill-twin
SGS-2010-B1-1	13.9	36.3	22.4	3.31	infill
SGS-2010-B1-2	12	43.4	31.4	2.75	infill
SGS-2010-B1-4	10.6	37.2	26.6	2.21	infill
SGS-2010-B2-2	39	60.35	21.35	2.45	infill
SGS-2010-B2-3	17	38.35	21.35	2.89	infill
SGS-2010-B2-4	13	47.2	34.2	2.75	infill
.

Annual and Special Meeting

On May 19, 2011 the Company announced that it will hold an Annual and Special Meeting of Shareholders (the “Meeting”) at 11:00am on Wednesday, June 29, 2011 at the Company’s offices located at Suite 201, 290 Picton Avenue, Ottawa, Ontario. The Board of Directors has fixed May 20th, 2011 as the record date for the Meeting.  The purposes of the Meeting are to:

●	Elect the following nominees to the Company’s Board of Directors; Campbell Birge, Gregory Bowes and Douglas Perkins;
●	Approve the Company’s 2011 Stock Option Plan (the “2011 Plan”);
●	Approve a change in the Company’s name to ”Mindesta Inc”;
●	Approve a plan to consolidate the Company’s stock on a 20:1 basis;
●	Amend Item 7 of Article 1 of the Company’s bylaws to define quorum as “one third” of all outstanding shares;
●	Amend Article III of the Company’s bylaws to define the Company’s executive positions as “President or CEO” and “Treasurer or CFO”;
●	Ratify the appointment of Independent Registered Public Accountants, Meyers Norris Penny LLP as the Company’s auditors; and
●	Address any other business that may properly come before the meeting.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated May 19, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.
Dated May 19, 2011	By:	/s/Gregory Bowes
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 19, 2011